Exhibit 4.19

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

AeroGrow International, Inc.

WARRANT

TO PURCHASE

SERIES A PREFERRED STOCK

No. WSA-[__]	June ___, 2009

Void After June ___, 2014

This certifies that, for value received, [_________], whose address is at [________________________], or its assigns (the “Holder” or “Purchaser”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from AeroGrow International, Inc., a Nevada corporation, with its office at 6075 Longbow Drive, Suite 200, Boulder, CO 80301 (the “Corporation”), shares of the Corporation’s Series A Preferred Stock (the “Series A Preferred Stock”) upon the terms and subject to the adjustments as provided herein.

This Warrant is being issued pursuant to the terms of the Series A Stock and Warrant Purchase Agreement, dated June ___, 2009 (the “Purchase Agreement”), by and among the Corporation and the parties set forth on Exhibit A thereto.  Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Purchase Agreement.

1.           Definitions.  As used herein, the following terms shall have the following respective meanings:

(a)           “Exercise Period” shall mean the time period commencing with the date of this Warrant and ending five (5) years from date of this Warrant, unless sooner terminated as provided below.

(b)           “Exercise Price” shall mean $1,250.00 per share subject to adjustment pursuant to the terms herein, including Section 5 below (including adjustments for stock splits, stock dividends, reclassifications, recapitalizations, combinations or exchanges of shares, separations, reorganizations, liquidations or the like).

(c)           “Exercise Shares” shall mean [____] shares of Series A Preferred Stock, subject to adjustment pursuant to the terms herein, including Section 5 below.

(d)           “Conversion Shares” shall mean any shares of the Corporation’s common stock which may be issued upon the conversion of shares of Series A Preferred Stock.

2.           Exercise of Warrant.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)           an executed Notice of Exercise in the form attached hereto;

(b)           payment of the Exercise Price in cash or by check; and

(c)           this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder as soon as practicable after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.           Covenants of the Corporation.

3.1           Covenants as to Exercise Shares.  The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Corporation further covenants and agrees that the Corporation shall at all times during the Exercise Period, (i) have authorized and reserved, free from preemptive rights, a sufficient number of shares of any applicable class and series of its Common Stock and/or Series A Preferred Stock to provide for the exercise of the rights represented by this Warrant and (ii) if applicable, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the conversion of the shares of Series A Preferred Stock issuable upon the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock and/or Series A Preferred Stock, as applicable, shall not be sufficient to permit exercise of this Warrant and, if applicable, the conversion of the shares of Series A Preferred Stock issuable pursuant hereto, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock and/or Series A Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes.

3.2           No Impairment.  Except and to the extent as waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3           Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to the Holder, at least five (5) business days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.4           Notice of Expiration.  If this Warrant has not been fully exercised on or before the date thirty (30) days prior to the end of the Exercise Period, the Corporation shall thereafter provide Holder with at least twenty (20) days advance written notice of the date on which this Warrant is to expire.  If the Corporation fails to provide such notice, the Exercise Period shall be extended until the date twenty (20) days after the date said notice is provided to Holder.  If this Warrant would terminate when it could be net exercised pursuant to Section 2.1, it shall be deemed so exercised immediately prior to such termination, unless Holder states explicitly to the contrary in writing.

4.           Representations of Holder.

4.1           Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant solely for his, her or its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof, other than potential transfers between affiliates (including affiliate funds).  The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, his, her or its account only.

4.2           Securities Are Not Registered.

(a)           The Holder understands that the Warrant, the Exercise Shares and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Corporation is to be effected.  The Holder realizes that the basis for the exemption may not be present if, notwithstanding his, her or its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  The Holder has no such present intention.

(b)           The Holder recognizes that the Warrant, the Exercise Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(c)           The Holder is aware that none of the Warrant, the Exercise Shares or the Conversion Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Corporation, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.  Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation presently has no plans to satisfy these conditions in the foreseeable future.

4.3           Disposition of Warrant and Exercise Shares and Conversion Shares.

(a)           The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares or Conversion Shares in any event unless and until:

(i)           The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(ii)           There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)           The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares or Conversion Shares under the Act or any applicable state securities laws; provided, however, that such statement will not be required if the disposition is permitted under Rule 144 of the Act, except in unusual circumstances.

(b)           The Holder agrees not to sell this Warrant or the Exercise Shares or the Conversion Shares during a period specified by the representative of the underwriters of the Corporation’s Common Stock (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Corporation filed under the Act, so long as all officers, directors, and one percent (1%) stockholders have executed similar agreements and are similarly restricted from selling the Corporation’s stock, or pursuant to other contractual obligations between the Holder and the Corporation.

(c)           Notwithstanding the provisions of paragraphs (a) and (b) above, the Holder may assign this Warrant, the Exercise Shares or the Conversion Shares to (i) any partner or retired partner of the Holder if Holder is a partnership, (ii) any member or former member of the Holder if Holder is a limited liability company, (iii) any affiliate, including affiliated funds or (iv) any family member or trust for the benefit of the Holder if the Holder is an individual; provided that the Corporation is given written notice thereof.

(d)           The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.           Adjustment of Exercise Price and Exercise Shares; Effect of Organic Changes.

5.1           Adjustment of Exercise Price.  In the event of changes in the outstanding Series A Preferred Stock by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2           Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Corporation into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into shares of the Corporation’s Common Stock pursuant to the Corporation’s Articles of Incorporation.  In such case, all references to “Exercise Shares” shall mean shares of the Corporation’s Common Stock issuable upon exercise of this Warrant, as appropriate.

6.           Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.           Acquisition Or Asset Transfer.  In the event of, at any time during the Exercise Period, an Acquisition or an Asset Transfer (each as defined in the Corporation’s Articles of Incorporation), the Corporation shall provide to the Holder ten (10) days advance written notice of such Acquisition or Asset Transfer, and this Warrant shall terminate unless exercised immediately prior to the closing of such Acquisition or Asset Transfer.

8.           No Stockholder Rights.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

9.           Transfer Of Warrant.  Subject to applicable laws and any restrictions on transfer set forth in this Warrant, this Warrant and all rights hereunder are transferable, in whole but not in part, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.  The transferee shall sign an investment letter in form and substance satisfactory to the Corporation.

10.           Lost, Stolen, Mutilated Or Destroyed Warrant.  The Corporation covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Corporation will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

11.           Notices, Etc.  Any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Corporation at AeroGrow International, Inc., 6075 Longbow Drive, Suite 200, Boulder, CO 80301, Attention: Chief Executive Officer; or to a Purchaser at the address set forth on Exhibit A to the Purchase Agreement, or at such other address as any such party may designate by ten (10) days advance written notice to the other parties hereto.

12.           Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.           Governing Law.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Colorado, without giving effect to principles of conflicts of law.

14.           Amendments And Waivers.  This Warrant may be amended in the same manner as provided in the Purchase Agreement.

15.           Severability.  If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Page Follows]

In Witness Whereof, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

AeroGrow International, Inc.

By:
Name:[ ]
Title: [ ]

NOTICE OF EXERCISE

TO:  AeroGrow International, Inc.

(1)           ❒           The undersigned hereby elects to purchase ________ shares of Series A Preferred Stock of AeroGrow International, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Series A Preferred Stock in the name of the undersigned or in such other name as is specified below:

___________________________________
(Name)

___________________________________

___________________________________
(Address)

(3) The undersigned represents that (i) the aforesaid shares of Series A Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding his, her or its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Series A Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the period prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) the undersigned is an “accredited investor” (as defined in Rule 501 promulgated pursuant to the Securities Act); and (vii) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Series A Preferred Stock (or underlying shares of Common Stock) unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _________________
Signature of Holder’s Authorized Agent:
Title of Authorized Agent:
Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.